Exhibit 10.1

AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (this “Agreement”) is made on December 4, 2019, among Steve Ketter (“Seller”), Grand Perfecta, Inc., a Nevada corporation (the “Company”) and Yang Liu (“Purchaser”).  The Seller, the Company and the Purchaser may be referred to herein singularly as a “Party” and collectively, as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

Preliminary Statement

The Seller wishes to sell, and the Purchaser wishes to purchase, three million (3,000,000) shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Purchased Shares”).

The Company wishes to issue to Purchaser, and the Purchaser wishes to subscribe for, four million three hundred fifty thousand (4,350,000) shares of Common Stock (the “Subscribed Shares”).

Seller, the Company and Purchaser have entered into an Escrow Agreement and appointed Mandelbaum Salsburg to act as Escrow Agent (“Escrow Agent”) for this transaction and to receive and hold all consideration payable by Purchaser, the stock certificate(s) representing the Purchased Shares, together with duly executed stock powers with Signature Medallion Guarantees, a stock certificate representing the Subscribed Shares to be issued by the Company and corporate records of the Company to be delivered to Purchaser at Closing (as defined herein).

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SECURITIES

1.01.        Sale; Subscription.   (a) Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Purchased Shares, and the Purchaser agrees to buy the Purchased Shares, for Two Hundred and Sixty-Eight Thousand Dollars ($268,000.00) (the “Purchase Price”).

(b) Subject to the terms and conditions of this Agreement, the Company agrees to issue, and the Purchaser agrees to subscribe for, the Subscribed Shares and the Purchaser agrees to purchase the Subscribed Shares for a subscription price of One Hundred Eighty-Two Thousand Dollars ($182,000) (the “Subscription Price”). Purchaser acknowledges that all of such amount will be used to satisfy current obligations of the Company.

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1.02.        Deposit:    Purchaser has remitted to the Trust Account of Escrow Agent a deposit (the “Deposit”) in the amount of Fifty Thousand Dollars ($50,000.00) against the Purchase Price.

As soon as reasonably practicable, Seller and the Company will make available at the office of Escrow Agent by electronic means satisfactory to all parties (such as through electronic mail or other electronic delivery service such as DropBox or Google Drive), copies of all documents listed in Article II, Paragraph 2.17 and Article IV of this Agreement, and all other documents which may be requested by Purchaser that are reasonably available to the Company (collectively, the “Documents”).

1.03.        Purchased Shares; Subscribed Shares; Balance of Purchase Price.  Promptly after the date hereof, Seller shall deposit with Escrow Agent the certificates representing the Purchased Shares, together with duly executed stock powers with Signature Medallion Guarantees (the “Seller Certificates”) which the Escrow Agent shall be permitted to deliver to the Company’s transfer agent for transfer to Purchaser at Closing, and no later than December 6, 2019, the Company will deposit with Escrow Agent a certificate (the “Company Certificate,” collectively with the Seller Certificate, the “Certificates”) representing the Subscribed Shares registered in the name of Purchaser. Creation of the Company Certificate by the Company’s transfer agent coupled with a letter permitting the transfer agent to deliver the Company Certificate to the Escrow Agent at closing shall be deemed delivery to Escrow Agent. The Certificates shall remain with Escrow Agent/transfer agent at all times prior to Closing, except that upon receipt of the Purchase Price Escrow Agent may deliver the Seller Certificates to the Company’s transfer agent to confirm that they are in suitable form for delivery of the Purchased Shares to Purchaser at Closing and that the transfer agent is prepared to deliver a certificate representing the Purchased Shares registered in the name of Purchaser.

The full amount of the Purchase Price will be deposited with Escrow Agent on or before December 6, 2019 (the “Firm Date”). The closing is intended to occur on the date, no earlier than December 6 and no later than December 20, 2019, the Company files with the Securities Exchange Commission its Annual Report on Form 10-K for the year ended July 31, 2019, including audited financial statements for and as of the years ended July 31, 2019 and 2018 (the “Form 10-K”), and, if it is then due, its Quarterly Report on Form 10-Q for the quarter ended October 31, 2019, required for the Company to be current in its reporting obligations; provided the Seller and Company have complied with or fulfilled all other conditions contained herein and provided further that the Company shall not be required to file its Report on Form 10-Q in order for the Closing to occur, provided the Company is prepared to do so subject only to payment to its auditor.

1.04        Termination. This Agreement may be terminated unilaterally by Seller if Seller has complied with all of its obligations hereunder and the balance of the Purchase Price is not delivered to the Escrow Agent on or before the Firm Date, unless an extension of time is agreed to in writing by both parties. Upon such termination by Seller, unless at least one day prior to the Firm Date Purchaser has notified Seller that Purchaser is terminating this Agreement, the Deposit shall be delivered to Seller in accordance with the terms of the Escrow Agreement.

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This Agreement may be terminated unilaterally by Purchaser: (a) at any time at least one day prior to the Firm Date, (b) if the Seller fails to deliver the Certificates and the Documents to Escrow Agent on or prior to December 6, 2019 (and other documents requested by the Purchaser reasonably available to the Seller promptly after such request is made), unless an extension of time is agreed to in writing by both parties; (c) if the Company is not prepared to become current in its filings with the SEC at Closing, (c) at any time prior to closing, if during the course of its due diligence Purchaser shall have discovered any fact or circumstance, such as a previously undisclosed liability, which significantly lessens the utility of the Company as a publicly traded company and which Seller or the Company shall fail to cure or demonstrate that they can cure within ten (10) days after receipt of notice from Purchaser. Upon such termination by Purchaser, all consideration paid by Purchaser shall be returned to Purchaser in accordance with the terms of the Escrow Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser as follows:

2.01.        Title.   Seller has good and marketable title to the Purchased Shares. Upon payment of the Purchase Price, Purchaser will have good and marketable title to the Purchased Shares subject only to such liens and encumbrances thereon as may be created by Purchaser.  The Purchased Shares are and at Closing will be free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Purchased Shares are or at Closing will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to the Purchased Shares.  Except as provided in this Agreement, Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Purchased Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Purchased Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Purchased Shares.

2.02.        Authority. The execution and delivery of this Agreement by Seller and the consummation by him of the transactions contemplated hereby do not require any consent or authorization which has not or will not have been obtained prior to Closing; and this Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The execution and delivery of this Agreement by Seller and the performance by Seller of his obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Seller, is a party, or by which he may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause the Seller (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on the Purchased Shares.

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2.03.        Exemption from Registration. Assuming the accuracy of the representations of Purchaser contained herein, the transaction contemplated hereby, to the extent that it consists of an offer or sale of securities by the Seller to Purchaser, is not required to be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and Seller will not assert a contrary position.

The Company represents and warrants to Purchaser:

2.04.        Authority. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; the execution and delivery of this Agreement by Seller and the Company and the consummation by them of the transactions contemplated hereby do not require any consent or authorization of the Company’s Board of Directors or stockholders which has not or will not have been obtained prior to Closing; and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The execution and delivery of this Agreement by the Company and Seller and the performance by the Company and Seller of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company, is a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause the Company (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the Purchased Shares or the Subscribed Shares, collectively, the “Acquired Shares.”

2.05.       Exemptions from Registration. Assuming the accuracy of the representations of Purchaser contained herein, the transaction contemplated hereby, to the extent that it consists of an offer or sale of securities of the Subscribed Shares to Purchaser is exempt from registration under the Securities Act by virtue of Regulation D promulgated thereunder and the Company will not assert a contrary position.

2.06.       Organization.  The Company is a Nevada corporation duly organized, validly existing, and in good standing under the laws of Nevada. The Company has all necessary corporate powers to own properties and carry on a business. The Company is not qualified to do business in any state other than Nevada. All actions taken by the incorporators, directors and/or shareholders of the Company have been valid and in accordance with the laws of the State of Nevada. The Company’s common stock is currently quoted on the OTC Markets “Pink Sheets.”

Immediately following the Closing, Purchaser shall file or cause the Company to file, all required filings with any state and federal regulators, including the SEC, disclosing the acquisition of the Purchased Shares by Purchaser, the change of control of the Company, all changes to the officers and directors, and all such additional disclosure as is required to keep the Company in good standing with any and all regulatory bodies having authority.

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2.07.        Capital.   The authorized capital stock of the Company consists of 100,000,000 shares of preferred stock undesignated as to series, each having a par value of $0.001, none of which has been issued or is outstanding, and 500,000,000 shares of Common Stock, of which 7,977,332 shares are issued and outstanding. All outstanding shares of Common Stock are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company or Seller to issue or to transfer from treasury any additional shares of its capital stock, except as contemplated hereby.

None of the outstanding shares of the Company are subject to any stock restriction agreements or the beneficiary of any agreement requiring the Company to register shares under the Securities Act of 1933, as amended (the “Securities Act”). There are approximately [590] shareholders of record of the Company which does not give effect to shares held in street name. To the knowledge of Seller: (i) all of such shareholders have valid title to the Common Stock owned by them; and (ii) all of such shareholders acquired their Common Stock in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States and of their respective states of residence.

2.08.        Filings with Government Agencies.  (a) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company is required to file periodic reports with the SEC pursuant to Section 13(a) of the Exchange Act, and since August 1, 2017, the Company has filed all reports and other documents with the SEC required to be filed as of the date hereof other than the most recent Annual Report on Form 10-K and, if requested by Purchaser or necessitated due to movement of the price of its Common Stock, will file a Current Report Form 8-K announcing the entrance into a material definitive agreement upon signing of this Agreement. The Company has made all required filings the State of Nevada that might be required and is current in its filings and reporting to the state of Nevada.  As a condition to the Purchaser’s obligation to close the transaction contemplated hereby, the Company will file its delinquent report on Form 10-K. Upon the purchase of the Purchased Shares, Purchaser will have the full responsibility for causing the Company to file any and all documents required by the SEC, and/or any other government agency that might be required.  The Company will supply Purchaser with all information that is currently available regarding the Company and shall cause its accountant and auditor to cooperate with the Company’s new accountant or auditor, if one should be appointed.

(b) The reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since August 1, 2017, including the exhibits thereto and documents incorporated by reference therein, are collectively referred to herein as the “SEC Reports.” As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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2.09.        Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.10.        Assets. It is understood that prior to Closing the Company will dispose of all of its assets and that at Closing it will not have any subsidiaries or an equity interest in any other entity, and will be a “shell company” as defined in Rule 12b-2 promulgated under the Exchange Act.

2.11.        Liabilities. It is understood and agreed that the purchase of the Purchased Shares and Subscribed Shares is predicated on the Company not having liabilities at Closing in the aggregate in excess of $1,000 or any obligations which would give rise to any liability in the future. For the purposes of this section, the term “liabilities” includes any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise.  The Company is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company or the Common Stock.  To the best knowledge of the Company, there is no dispute of any kind between the Company and any third party, and no such dispute will exist as of the Closing and at the Closing, the Company will be free from any and all liabilities, liens, claims and/or commitments. At Closing, the Company will not be a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

2.12.        Tax Returns. The Company has filed all state and federal tax returns required to be filed by it through the date hereof.  As of Closing, there shall be no taxes of any kind due or owing.

2.13.        Contracts and Leases. The Company is not a party to any contract, agreement or lease other than its contract with the transfer agent.  At Closing, no person will hold a power of attorney from the Company.

2.14.        Compliance with Laws. To the best knowledge of Seller, the Company has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation.  To the best of the knowledge of Seller, the Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities and has filed all reports required to be filed with the SEC since August 1, 2017.

2.15.        Litigation. The Company is not a party to any suit, action, arbitration, or legal, administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Company and Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Company.  The Company is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

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2.16.        Conduct of Business.    Prior to the Closing, the Company  shall conduct its business in the normal course other than to the extent it satisfies any liability, and shall not (without the prior written approval of Purchaser) (i) amend its Articles of Incorporation or Bylaws, (ii) declare dividends, redeem or sell stock or other securities, (iii) incur any liabilities, except in the normal course of business, which liabilities will be satisfied at or prior to Closing, (iv) guarantee the obligations of any third party, (v) enter into any other transaction or (vi) enter into an agreement to do any of the foregoing.

2.17.        Corporate Documents.  Each of the following documents (the “Transferred Documents”), which shall be true, complete and correct in all material respects, will be submitted to Purchaser no later than the times provided in this Agreement:

(i)	Articles of Incorporation and all amendments thereto;

(ii)	Bylaws and all amendments thereto;

(iii)	Minutes and Consents of shareholders;

(iv)	Minutes and Consents of the board of directors;

(v)	List of officers and directors;

(vi)	Certificate of Good Standing from the Secretary of State of Nevada;

(vii)	Accounting records, including its books and records;

(viii)	Current Shareholder list from the transfer agent;

(ix)	Most recent tax returns, including franchise tax returns, filed with the requisite state and federal authorities; and

(x)	Copies or summaries of the Company’s agreements, if any, with its officers or directors, transfer agent, counsel, accountant, auditor and Edgar filing agent.

2.18.        Closing Documents.   All minutes, consents or other documents pertaining to the Company to be delivered at the Closing (included within the definition above of “Transferred Documents” shall be valid and in accordance with the laws of Nevada.

2.19.        Representations.  All representations by the Company and Seller in this Article II and any other representations of the Company and Seller contained in this Agreement shall be true as of the Closing and all such representations shall survive the Closing for a period of one year.

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ARTICLE III
INVESTMENT INTENT

Purchaser represents, warrants and covenants to Seller:

3.01.        Transfer Restrictions.   Purchaser agrees that the Purchased Shares are restricted securities as defined in Rule 144 under the Securities Act and may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration only pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

3.02.        Investment Intent.  Purchaser is acquiring the Purchased Shares for his own account for investment, and not with a view toward distribution thereof.

3.03.        No Advertisement.   Purchaser acknowledges that the Purchased Shares have been offered to Purchaser in direct communication between Purchaser, the Company and Seller, and not through any advertisement of any kind.

3.04.        Knowledge and Experience.   Purchaser acknowledges he has been encouraged to seek its own legal and financial counsel to assist in evaluating this purchase.  Purchaser acknowledges that he has sufficient business and financial experience, and knowledge concerning the affairs and conditions of the Company in order to make a reasoned decision as to this purchase of the Purchased Shares and is capable of evaluating the merits and risks of this purchase

3.05.        Restrictions on Transferability.  Purchaser is aware of the restrictions on transferability of the Acquired Shares and further understands that the certificates representing the Acquired Shares shall bear a legend similar to the following:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 of the 1933 ACt. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

3.06.        Accredited Investor.   Purchaser is an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and the laws and regulations of applicable states and other jurisdictions.

3.07.        Future Business of the Company.  Purchaser represents that after the Closing of this transaction, Purchaser will either carry on the existing business of the Company or acquire a new business.  Purchaser covenants not to manipulate or participate in a manipulation of the price of the Common Stock of the Company in a “pump and dump” scheme. Purchaser, as the controlling shareholder of the Company, agrees that each member of the Board of Directors of the Company should act as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the person reasonably believes to be in the best interests of the corporation as mandated by C.R.S. § 7-108-401(1).

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3.08.        Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws. Purchaser confirms that the funds representing the Purchase Price and Subscription Price will not represent proceeds of a crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchaser is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchaser and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

3.09.        Exemptions. The Purchaser warrants that the transaction contemplated hereby, to the extent that it consists of an offer or sale of securities by Seller or the Company to Purchaser is exempt from the registration requirements of the Securities Act, and that Purchaser will not assert a contrary position.

3.10.        Representations.  All Representations by the Purchaser in this Article III and other representations of the Purchaser contained in this Agreement shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE IV
CLOSING

4.01.        Closing for the Purchase of Common Stock.  The Closing (the “Closing”) of this transaction will occur when all of the documents and consideration described in Section 2.17 above and in Section 4.02 below, have been delivered or other arrangements have been made and agreed to by the Parties.  If the Closing does not occur on or before December 20, 2019, and neither party is in default of its obligations hereunder, and in addition to the grounds for the termination of this Agreement set forth in Section 1.04, above, then either party may terminate this Agreement upon written notice.

4.02.        Documents and Payments to be Delivered at Closing.   As part of the Closing of the transactions contemplated hereby, those documents listed in Section 2.17 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Escrow Agent at least 48 hours prior to the Closing:

(a)       By the Company and Seller:

(i)	stock certificate or certificates, along with stock powers with signature medallion guarantee, and such corporate authorizations as may be required, acceptable to the transfer agent, representing the Purchased Shares, so that the transfer agent may issue a certificate representing the Purchased Shares registered in the name of Purchaser;

(ii)	a certificate representing the Subscribed Shares registered in the name of Purchaser;

(iii)	the resignation of all officers of the Company;

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(iv)	the resignations of directors of the Company and the appointment of one or more new directors as designated by the Purchaser;

(v)	minutes of resolutions of the Board of Directors of the Company authorizing the entry into this Agreement and the issuance of the Subscribed Shares;

(vi)	true and correct copies of all of the business and corporate records of the Company, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, tax returns, shareholder listings, stock transfer records, agreements and contracts that exist, including, without limitation the items set forth in Section 2.08,

(vii)	such other documents of the Company as may be reasonably required by Purchaser, if available and requested at least five business days prior to Closing.

(b)       By Purchaser:

(i)	wire transfer to accounts designated by Seller and the Company on the day of Closing of (a) the $268,000 due Seller and (b) the $182,000 due the Company.

ARTICLE V

COVENANTS AND CONDITIONS TO CLOSING

5.01       Conduct of Business Prior to the Closing. From the date hereof until the Closing, the Company shall conduct its business in the ordinary course consistent with past practices.

5.02       Access to Information. From the date hereof until the Closing, the Company shall cooperate with Purchaser’s due diligence review and provide such documents as Purchaser shall reasonably request. The Company shall arrange for Purchaser or its representative to speak with the Company’s auditor, transfer agent and edgar filer.

5.03       No Solicitation of Other Bids. The Company and Seller shall not, and shall not authorize or permit any of their affiliates or representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding the sale of all or substantially all of the assets of the Company or shares of its Common Stock (an “Acquisition Proposal”); (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning an Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal.

5.04       Governmental Approvals and Consents. Each party hereto shall use reasonable efforts to obtain all consents, authorizations, orders and approvals that may be or become necessary for the performance of its obligations pursuant to this Agreement, including the releases to be obtained from the Company’s creditors.

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5.05       Special Covenant of Company. The Company agrees that it will issue to Seller 50,000 shares of Common Stock (after giving effect to any reverse stock split effected after the date hereof) upon the consummation of a transaction as a result of which the Company ceases to be a “shell company” as defined in Rule 12b-2 promulgated under the Exchange Act, or not later than July 31, 2021 if the Company has not consummated such a transaction by, and the Company is a “shell company,” on June 30, 2021.

5.06       Conditions to Obligations of Buyer. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver of each of the following conditions:

(a)          The representations and warranties of the Company and Seller contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)          Seller and the Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement.

(c)          No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(d)          The liabilities of the Company in the aggregate shall not exceed $1,000.

(e)          The Company shall have demonstrated to the satisfaction of Purchaser that it is in good standing in the State of Nevada.

(f)          The Company shall have disposed of all of its assets, not have any subsidiaries or an equity interest in any other entity, and shall be a “shell company” as defined in Rule 12b-2 promulgated under the Exchange Act.

(g)          The Purchaser shall have received reasonable assurances from the Company’s auditor that the Company has information sufficient to enable it to timely file its Quarterly Report on Form 10-Q for the period ended October 31, 2019.

(h)          The Common Stock shall be eligible for transfer through the DTC system, shall not be subject to a “DTC chill” and shall be eligible for quotation on the OTC Pink tier of the OTC Market under the symbol “GPIW.”

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5.07       Conditions to Obligations of the Company and Seller. The obligations of the Company and Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver of each of the following conditions:

(a)          The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)          Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement.

(c)          Buyer shall have paid the Purchase Price and the Subscription Price.

(d)          No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

ARTICLE VI

REMEDIES

6.01        Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Las Vegas, Nevada before a single arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The governing law for the arbitration shall be the law of the State of Nevada, without reference to its conflicts of laws provisions.

6.02        Termination. In addition to any other remedies set forth herein, including those set forth in Section 1.04, the Purchaser may terminate this Agreement, if at the Closing, the Seller or Company have failed to comply with all material terms of this Agreement, have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on any part of this transaction or the utility of the Company to Purchaser as a publicly traded company or the transfer agent refuses to register the Purchased Shares in the name of Purchaser. Termination of this agreement by Purchaser shall not prevent it from seeking any right or remedy available to it as a result of the breach by Seller or the Company of the terms of this Agreement or any of their representations, warranties or covenants contained herein. In addition to any other remedies set forth herein, including those set forth in Section 1.04, the Seller and Company may terminate this Agreement, if the Seller and the Company shall have performed all of their obligations and satisfied all of their conditions hereunder and the Purchaser shall fail to close on or before December 20, 2019, and shall have been given a reasonable extension of time not to exceed twenty (20) days, despite the fact that Seller and the Company shall have performed all of their obligations and taken such actions as are necessary to effectuate the Closing. Seller and the Company shall be entitled to receive the Deposit, and upon such termination by Seller and the Company, their sole remedy shall be to receive the Deposit.

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6.03        Indemnification. From and after the Closing, the parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

6.04        Indemnification Non-Exclusive The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII
MISCELLANEOUS

7.01        Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.02        No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

7.03        Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

7.04        Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

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7.05        Entire Agreement. This Agreement and the Stock Purchase Agreement, including any and all attachments hereto if any, contain the entire agreement of and understanding between the Parties hereto, and supersede all prior agreements and understandings.

7.06        Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

7.07        Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

7.08        Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after deposit with a recognized overnight courier, if prepaid and duly addressed to the party to whom notice is to be given:

If to the Purchaser:

c/o Vincent J. McGill

Mandelbaum Salsburg

1270 Avenue of the Americas

Suite 1808

New York, New York 10020

If to the Seller or the Company:

Steve Ketter

Luna Del Mar Lane

Las Vegas, Nevada 89138

7.09        Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.10       Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement for a period of one year, except that the covenant of the Company in Section 5.05 shall survive until October 31, 2021.

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7.11       Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. The Company may retain physical or electronic copies of any of its documents delivered to Purchaser.

7.12       Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the Laws of the State of Nevada (regardless of its conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

7.13       Exclusive Jurisdiction and Venue. The Parties agree that subject to Section 5.01, the courts of the State of Nevada shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the Transactions contemplated herein.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first written above.

Grand Perfecta, Inc.

By: /s/ Steve Ketter

Steve Ketter

Chief Executive Officer

/s/ Steve Ketter

Steve Ketter, individually

/s/ Liu Yang

Liu Yang

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